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                                  POWER OF ATTORNEY

    We, the undersigned directors and officers of CIGNA Life Insurance Company, hereby severally constitute and appoint David C. Kopp and Robert A. Picarello, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to Registration Statement No. 33-90984 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by either of our attorneys-in-fact to any such Registration Statement.

    WITNESS our hands and common seal on this 24th day of February, 1997.

SIGNATURE                               TITLE
---------                               -----
/s/ Thomas C. Jones
-------------------------          President (Principal Executive Officer)
Thomas C. Jones

/s/ David C. Schelnerman
-------------------------          Senior Vice President and Actuary (Principal
David C. Schelnerman               Financial Officer

/s/ Robert Moose
-------------------------          Vice President (Principal Accounting Officer)
Robert Moose

/s/ Harold W. Albert
-------------------------          Director
Harold W. Albert

/s/ Robert W. Burgess
-------------------------          Director
Robert W. Burgess

/s/ John G. Day
-------------------------          Director
John G. Day

/s/ H. Edward Hanway
-------------------------          Director
H. Edward Hanway

/s/ Carol M. Olsen
-------------------------          Director
Carol M. Olsen

/s/ Marc L. Preminger
-------------------------          Director
Marc L. Preminger

/s/ Arthur C. Reeds, III
-------------------------          Director
Arthur C. Reeds, III